Exhibit 99.1

American Physicians Capital, Inc. Raymond James 30th Annual Institutional Investor Conference March 10, 2009

Forward-Looking Statements Certain statements made by American Physicians Capital, Inc. during this presentation may constitute forward-looking statements within the meaning of the federal securities laws. When we use words such as "will," "should," "believes," "expects," "anticipates," "estimates" or similar expressions we are making forward-looking statements. While we believe any forward-looking statements we will make are reasonable, they are subject to risks and uncertainties, and actual results could differ materially. These risks and uncertainties include, but are not limited to, the following: increased competition could adversely affect our ability to sell our products at premium rates we deem adequate, which may result in a decrease in premium volume, a decrease in our profitability, or both; our reserves for unpaid losses and loss adjustment expenses are based on estimates that may prove to be inadequate to cover our losses; an interruption or change in current marketing and agency relationships could reduce the amount of premium we are able to write; if we are unable to obtain or collect on ceded reinsurance, our results of operations and financial condition may be adversely affected; our geographic concentration in certain Midwestern states and New Mexico ties our performance to the business, economic, regulatory and legislative conditions in those states; a downgrade in the A.M. Best Company financial strength rating of our insurance subsidiaries could reduce the amount of business we are able to write; changes in interest rates could adversely impact our results of operation, cash flows and financial condition; market illiquidity and volatility associated with the current financial crisis makes the fair values of our investments more difficult to estimate, and may have other unforeseen consequences that we are currently unable to predict; the unpredictability of court decisions could have a material adverse financial impact on our business operations; our business could be adversely affected by the loss of one or more of our key employees; the insurance industry is subject to regulatory oversight that may impact the manner in which we operate our business, our ability to obtain future premium rate increases, the type and amount of our investments, the levels of capital and surplus deemed adequate to protect policyholder interests, or the ability of our insurance subsidiaries to pay dividends to the holding company; our status as an insurance holding company with no direct operations could adversely affect our ability to meet our debt obligations and fund future cash dividends and share repurchases; legislative or judicial changes in the tort system may have adverse or unintended consequences that could materially and adversely affect our results of operations and financial condition; applicable law and certain provisions in our articles and bylaws may prevent and discourage unsolicited attempts to acquire our Company that may be in the best interest of our shareholders or that might result in a substantial profit to our shareholders; any other factors listed or discussed in the reports filed by APCapital with the Securities and Exchange Commission under the Securities Exchange Act of 1934. APCapital does not undertake, and expressly disclaims any obligation, to update or alter its statements whether as a result of new information, future events or otherwise, except as required by applicable law. 2

Snapshot of APCapital Medical professional liability insurance carrier Formed as mutual in 1975 by the Michigan State Medical Society (MSMS) Demutualized in December 2000 (IPO) Endorsed by MSMS, Michigan Osteopathic Association and the New Mexico Medical Society Headquartered in East Lansing, MI Focus on individual and small physician groups A- (Excellent) Financial Strength Rating by AM Best 3

Snapshot of APCapital Approximately 9,100 policies in-force at December 31, 2008 Marketing in primarily 5 states with a focus on the upper Midwest region and New Mexico Assets totaled $1.0 billion at December 31, 2008 NASDAQ Global Select Market: ACAP Market cap $405 million1 based on 8,811,802 shares outstanding as of December 31, 2008 4 1As of February 19, 2009

Snapshot of APCapital OperatingStates YE 12/31/08 DWP - % by state Market Share Ranking 1 Expansion Michigan2 36% 2nd Home State Illinois3 27% 2nd Internal Ohio2 17% 4th Internal New Mexico4 15% 1st Merged NMPMLC in 1997 Kentucky, Indiana, Wisconsin 5% 5 1 Source: Highline Data - Based on 2007 direct premiums written 2 Implemented tort reform 3 Tort reform challenged, caps declared unconstitutional 4 Patient compensation fund

Experienced Management Team Experience in Medical Professional Liability Industry is a Must for Success 6

Adequate Rates Drive Profitability Average Rate Change Since 2002 7

Continually enhancing our unique underwriting systems Field underwriting On-site risk management visits Communication Skills Assessment test Predictive modeling capability Competitive Advantage Through Innovative Underwriting 8

Focused Distribution System Use a focused, multi-channeled distribution system Premium under controlled distribution channels grew to 60% in 2008 from 45% in 2005 60% Controlled Distribution 15% Direct 9

Reserve Adequacy and Severity Significantly improved reserved adequacy since 2003 10

Building Reserve Strength Date Open Claims Average Case Per Open Claim Net CaseReserves(In thousands) Net IBNR*(In thousands) Total Net Case & IBNR* Reserves (In thousands) NetIBNR*/ Case Reserves 12/31/2003 4,447 $ 88,598 $393,995 $ 83,449 $477,444 21.2% 12/31/2004 3,342 117,010 391,048 108,309 499,357 27.7% 12/31/2005 2,991 122,413 366,138 140,523 506,661 38.4% 12/31/2006 2,256 137,918 311,142 201,319 512,461 64.7% 12/31/2007 1,741 144,754 252,017 239,310 491,327 95.0% 12/31/2008 1,418 166,497 236,093 261,766 497,859 110.9% *Incurred by not reported reserves (excludes death, disability and retirement, and unallocated loss adjustment expenses) Medical Professional Liability 11

Claims Reported Per 100 Insureds Reported Frequency Trend Medical Professional Liability Excluding Florida and Tails Frequency is down 56% from 2002 12

Intelligent Claims Management Produces Favorable Trial Results APCapital (Results from 2004 - 2008) 13

Strategies for Success in Changing Underwriting Cycles Maintain underwriting discipline Be a market timer Have tough, but smart defense of claims Continue to develop new and innovative underwriting systems Be opportunistic and flexible Look for strategic acquisitions 14

FRANK H. FREUND CHIEF FINANCIAL OFFICER 15

Financial Results --- GAAP 16

Net Income (pre-tax basis) (in millions) $78.2 17

Calendar Year Combined Ratio (GAAP basis) Long-Term Combined Ratio Target is 90-95% 18

Return on Equity Focus on return on GAAP equity**/capital management Long-term return on GAAP equity target is 11-13% * Excludes impact of deferred tax asset allowance reversal ** Based on beginning of year equity 19 (CHART)

Investments Highlights No subprime losses No common stocks (except strategic investments) No problem bank or broker bond holdings (e.g. Lehman, Washington Mutual, etc) All mortgage-backed securities issued by government sponsored agencies All insured tax-exempt securities have an underlying rating of "A" or higher and are essential purpose bonds 20

Capital Management Strategies Premium Growth with Adequate Rates Share Repurchases/ Shareholder Dividends Dividend Excess Surplus to APCapital Opportunistic M&A Retire Trust Preferred Debt 21

Why Invest in APCapital Experienced management team Business strategy producing positive results Strong financial position Well positioned for opportunities in underwriting cycle Continued positive trends Effective capital management 22

Questions 23

Shareholder Analysis 24 (1) As of February 18, 2009 (2) Based on most recent SEC filings as of February 18, 2009